Exhibit 13(a)(4)(ii)

September 5, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by DWS S&P 500 Index Fund, DWS Equity 500 Index Fund, and DWS EAFE Equity Index Fund (the “Funds”), (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of Item 13 of Form N-CSR for the Funds dated September 5, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts